UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2022

Ramaco Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38003	38-4018838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West Main Street, Suite 1800

Lexington, Kentucky 40507

(Address of principal executive offices, including zip code)

(859) 244-7455

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	METC	NASDAQ Global Select Market
9.00% Senior Notes due 2026	METCL	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.04. Mine Safety—Reporting of Shutdowns and Patterns of Violations

On February 1, 2022, Ramaco Resources, LLC, a subsidiary of Ramaco Resources, Inc. (the “Company”) received an imminent danger citation issued by the Mine Safety and Health Administration under section 107(a) of the Federal Mine Safety and Health Act of 1977 at the Berwind Deep Mine located in Berwind, West Virginia. The order states that an energized roofbolter was observed bolting and partially detonated shots were observed in the mine roof in the immediate area. The Company took the required corrective action and the order was thereafter immediately terminated.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2022

Ramaco Resources, Inc.

By:	/s/ Randall W. Atkins
	Name:	Randall W. Atkins
	Title:	Chairman and Chief Executive Officer